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Exhibit 23


                         Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of INTERMET Corporation of our report dated February 1, 2001, included in the 2000 Annual Report to Shareholders of INTERMET Corporation.

Our audit also included the financial statement schedule of INTERMET
Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-57665, 33-58354, 33-58352, 33-59011 and 333-41208) pertaining to the INTERMET Corporation Director's Stock Option Plan, the INTERMET Corporation Key Individual Stock Option Plan, the INTERMET 1997 Directors Stock Option Plan, the INTERMET Corporation Executive Stock Option and Incentive
Award Plan, and the INTERMET 2000 Corporation Executive Stock Option and Incentive Award Plan, respectively, of our report dated February 1, 2001, with respect to the consolidated financial statements of INTERMET Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, and our report included in the preceding paragraph with respect to the financial statement schedule of INTERMET Corporation included therein, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Detroit, Michigan
March 23, 2001